SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                         Date of Report: October 7, 1999

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

Delaware                          0-12500                    13-3145265
(State or Other Jurisdiction      Commission File            IRS Employer
of Incorporation)                 Number)                    Identification No.)

               1770 St. James Place, Houston, Texas 7705 Suite 607
                    (Address of Principal Executive Offices)

                                  713-621-3882
              (Registrant's Telephone Number, including Area Code)

                               ------------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      Isramco, Inc. (the "Company"), as operator of the Yam West 2 well in Israel, announced on October 4, 1999, that the drilling of the Yam West 2 well reached a depth of 3,210 meters (approximately 10,500 feet). Upon completion of the analysis of the logs conducted in the well, the participants decided to plug and abandon the well.

      The total expenditures for the Yam West 2 well were approximately $11 million, of which the Company's share (1.0043%) is approximately $110,000.

      Upon completion of the plugging of the Yam West 2 well, the drilling contractor, Atwood Eagle, spudded, on October 6, 1999, the Or 1 well (within the Med Yavne License area). The total depth of the Or 1 well is planned for 2,000 meters (approximately 6,562 feet) and in a water depth of 700 meters (approximately 2,297 feet). The expected duration of the drilling is approximately 30 days and, upon completion, based on the results a decision will be taken as to whether production tests are warranted.

      The drilling budget (AFE), including the production tests, for the Or 1 well is approximately $8.5 million, of which the Company's share (1.0043) is approximately $85,000.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 1999                   Isramco, Inc.


                                        By: /s/ Haim Tsuf
                                            ---------------------
                                        Haim Tsuf
                                        Chairman of the Board